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                                                                    EXHIBIT 4.03
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                            REGISTRATION RIGHTS AGREEMENT


                              Dated as of June 17, 1997

                                     by and among

                            FALCON BUILDING PRODUCTS, INC.
                                 HART & COOLEY, INC.
                          MANSFIELD PLUMBING PRODUCTS, INC.
                             DEVILBISS AIR POWER COMPANY
                                 SWC INDUSTRIES, INC.

                                         and

                         EX-CELL MANUFACTURING COMPANY, INC.

                                         and


                                  SMITH BARNEY INC.
                              BT SECURITIES CORPORATION
                                CHASE SECURITIES INC.

                                         and

                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED







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     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 17, 1997, by and among Falcon Building Products, Inc., a Delaware corporation (the "COMPANY"), Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and Smith Barney Inc., BT Securities Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers (each a "PURCHASER" and, collectively, the "PURCHASERS"), each of whom has agreed, severally and not jointly, to purchase the Company's
9 1/2% Senior Subordinated Notes due 2007 (the "SERIES A SUBORDINATED NOTES") and 10 1/2% Senior Subordinated Discount Notes due 2007 (the "SERIES A SUBORDINATED DISCOUNT NOTES" and, together with the Subordinated Notes, the "SERIES A SECURITIES") pursuant to and subject to the terms and conditions of a certain Purchase Agreement, dated June 6, 1997 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Purchasers. In order to induce the Purchasers to purchase the Series A Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 2 of the Purchase Agreement.

     The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

     BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Series B Securities that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Securities acquired directly from the Company or any of its affiliates).

     BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of either of the Trustees, on which banks are authorized to close.

     CLOSING DATE:  The date of this Agreement.

     COMMISSION:  The Securities and Exchange Commission.

     CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Securities to be issued in the Exchange Offer, (ii) maintaining such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar(s) under the Indentures of Series B Securities and the Guarantees thereof by the Guarantors in the same aggregate principal amount as the aggregate principal amount of Series A Securities that were tendered by Holders thereof pursuant to the Exchange Offer.


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     DAMAGES PAYMENT DATE:  With respect to the Series A Securities, each
Interest Payment Date.

     DISCOUNT NOTE INDENTURE: The Indenture, dated as of June 17, 1997, among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "DISCOUNT NOTE TRUSTEE"), pursuant to which the Senior Subordinated Discount Notes and the Guarantees thereof are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     EFFECTIVENESS TARGET DATE:  As defined in Section 5.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     EXCHANGE OFFER: The registration by the Company under the Act of the Series B Securities and the Guarantees thereof by the Guarantors pursuant to a Registration Statement under which the Company and the Guarantors shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     EXEMPT RESALES: The transactions in which the Purchasers propose to sell the Series A Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and
(7) of Regulation D under the Act ("ACCREDITED INSTITUTIONS").

     GUARANTEE: The joint and several Guarantee by the Guarantors of the obligations of the Company pursuant to the Securities.

     HOLDERS:  As defined in Section 2(b) hereof.

     INDEMNIFIED HOLDER:  As defined in Section 8(a) hereof.

     INDENTURES:  The Note Indenture and the Discount Note Indenture.

     INTEREST PAYMENT DATE:  As defined in the Indenture and the Securities.

     MANAGEMENT AFFILIATE: Each of William Hall, Gus Athas, Sam Cottone, Anthony Navitsky and James Knox.

     NASD:  National Association of Securities Dealers, Inc.

     NOTE INDENTURE: The Indenture, dated as of June 17, 1997, among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "NOTE TRUSTEE"), pursuant to which the Senior Subordinated Notes and the Guarantees thereof are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.


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


     PARTICIPATING BROKER-DEALER: Any Broker-Dealer that (i) holds Series A Securities that are Transfer-Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) that intends to participate in the Exchange Offer or (ii) holds Series B Securities acquired in the Exchange Offer.

     PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     PURCHASER:  As defined in the preamble hereto.

     RECORD HOLDER: With respect to any Damages Payment Date relating to Securities, each Person who is a Holder of Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     REGISTRATION DEFAULT:  As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Series B Securities and the Guarantees thereof by the Guarantors pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     SECURITIES:  The Series A Securities and the Series B Securities.

     SERIES B SENIOR SUBORDINATED NOTES: The Company's 9 1/2% Series B Senior Subordinated Notes due 2007 to be issued pursuant to the Note Indenture in the Exchange Offer.

     SERIES B SENIOR SUBORDINATED DISCOUNT NOTES: The Company's 10 1/2% Series B Senior Subordinated Discount Notes due 2007 to be issued pursuant to the Discount Note Indenture in the Exchange Offer.

     SERIES B SECURITIES: The Series B Senior Subordinated Notes and the Series B Senior Subordinated Discount Notes.

     SENIOR SUBORDINATED DISCOUNT NOTES: The Series A Senior Subordinated Discount Notes and the Series B Senior Subordinated Discount Notes.

     SENIOR SUBORDINATED NOTES: The Series A Senior Subordinated Notes and the Series B Senior Subordinated Notes.

     SHELF FILING DEADLINE:  As defined in Section 4 hereof.


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     SHELF REGISTRATION:  The shelf registration filed by the Company pursuant to Rule 415 under the Act pursuant to Section 4 hereof which provides for resales of all Transfer Restricted Securities (other than Transfer Restricted Securities held by Management Affiliates).

     SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

     TIA:     The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb)
as in effect on the date of the Indenture.

     TRANSFER RESTRICTED SECURITIES: Each Security, including the Guarantees thereof, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Security, including the Guarantees thereof, has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

     TRUSTEES:  The Discount Note Trustee and the Note Trustee.

     UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.    SECURITIES SUBJECT TO THIS AGREEMENT

     (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.


SECTION 3.    REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Act relating to the Series B Securities and the Exchange Offer, (ii) use its best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings in connection with the registration and qualification of the Series B Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the


                                          4
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appropriate form permitting registration of the Series B Securities, including the Guarantees thereof, to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below.

     (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities, including the Guarantees thereof, shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

     (c) The Company and the Guarantors shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Participating Broker-Dealer may exchange Series A Securities held by it pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Securities received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Securities held by any such Participating Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     The Company and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities, including the Guarantees thereof, acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

     The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.


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SECTION 4.    SHELF REGISTRATION

     (a) SHELF REGISTRATION. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities (other than a Management Affiliate of the Company) shall notify the Company within 20 Business Days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Series B Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Series A Securities acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall:

         (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange
     Offer Registration Statement (in either event, the "SHELF
     REGISTRATION STATEMENT") on or prior to the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 90th day after the Closing Date (such earliest date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities (other than Transfer Restricted Securities held by Management Affiliates) the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

         (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 45th day after the Shelf Filing Deadline.

The Company and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities, including the Guarantees thereof, by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request, including, but not limited to, information specified by Regulation S-K or otherwise required by the Commission (such information, "REQUIRED INFORMATION") for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all Required Information and used its best efforts to provide all other reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the


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Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.    LIQUIDATED DAMAGES

     If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded, as soon as reasonably practicable, but in no case more than 15 Business Days, by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective during such period (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indentures. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease. If more than one Registration Default has occurred, is continuing, and is applicable to the same Transfer Restricted Security, at any time, the Holder of such Transfer Restricted Security shall only be entitled to receive liquidated damages with respect to one such Registration Default.

     All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.


SECTION 6.    REGISTRATION PROCEDURES

     (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

         (i) If in the opinion of counsel to the Company there is a material question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the


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     Commission allowing the Company and the Guarantors to Consummate an
     Exchange Offer for such Series A Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

         (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Securities to be issued in the Exchange Offer and (C) it is acquiring the Series B Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5,
     1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Securities obtained by such Holder in exchange for Series A Securities acquired by such Holder directly from the Company.

         (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and
     (B) including a representation that neither the Company nor any of the Guarantors have entered into any arrangement or understanding with any Person to distribute the Series B Securities to be received in the Exchange Offer and that, to the best of the Company's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Securities received in the Exchange Offer.


     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, if any, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted

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Securities being sold in accordance with the intended method or methods of distribution thereof, as may be indicated in the information furnished to the Company pursuant to Section 4(b) hereof and pursuant thereto the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof, within the time periods and otherwise in accordance with the provisions hereof.

     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, unless otherwise indicated herein, any Registration Statement and the related
Prospectus required to permit resales of Securities by Broker-Dealers), the Company and the Guarantors shall:

         (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of any Guarantor) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
     (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) advise the Participating Broker-Dealers and other underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (iv) (A) in the case of an Exchange Offer, furnish counsel for Participating Broker-Dealers, if any, that have given at least five Business Days' prior written or oral notification to the Company that it will participate in the Exchange Offer and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Transfer Restricted Securities, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and Participating Broker-Dealers, if any, for a period of at least five Business Days, and the Company and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement (in the case of a Shelf Registration Statement) or the Participating Broker-Dealers (in the case of an Exchange Offer Registration Statement), shall reasonably object within five Business Days after the receipt thereof. A Participating Broker-Dealer or selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

         (v) (A) in the case of an Exchange Offer, furnish counsel for Participating Broker-Dealers, if any, that have given at least five Business Days' prior written or oral notification to the Company that it will participate in the Exchange Offer and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Transfer Restricted Securities, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus included therein, copies of such document, and, in each case, make the Company's representatives (and representatives of the Guarantors) available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders, any Participating Broker Dealers or their respective counsel, reasonably may request;

         (vi) make available at reasonable times for inspection by (A) in the case of an Exchange Offer, Participating Broker-Dealers, if any, and any attorney or accountant retained by such Participating Broker-Dealer and
     (B) in the case of a Shelf Registration, furnish Holders of Transfer Restricted Securities, and any attorney or accountant retained by such Holders, all material financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all material information reasonably requested by any such Participating Broker-Dealer, Holder, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, in each case, subject to executing a confidentiality undertaking in customary form and with respect to confidential information and/or proprietary information of the Company and the Guarantors;

         (vii) (A) in the case of an Exchange Offer, if requested by any Participating Broker-Dealers, if any, or their counsel, or (B) in the case of an Shelf Registration, if requested by any Holder of Transfer Restricted Securities or their counsel, promptly incorporate in any Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such material information as such Participating Broker-Dealers, Holders or their respective counsel may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such Participating Broker-Dealers, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (viii) furnish (A) in the case of an Exchange Offer, to any Participating Broker-Dealer, and any other underwriter(s), if any, if such Participating Broker-Dealer or underwriter(s) have given prior written or oral notification to the Company that they will participate in the Exchange Offer, or (B) in the case of an Shelf Registration, to each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (without documents incorporated therein by reference or exhibits thereto, unless requested);

              (ix) deliver to each selling Holder, each Participating Broker-Dealer and any other underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders, each of the Participating Broker-Dealers, and each of the other underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

              (x) in the case of a Shelf Registration and, to the extent that the Company is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer, enter into such agreements (including, subject to Section 11 hereof, an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or Participating Broker-Dealer in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; PROVIDED, HOWEVER, that the Company shall not be required to enter into any underwriting agreement which is on terms less favorable to the Company than the Purchase Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

              (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each Selling Holder of Transfer Restricted Securities, upon the effectiveness of the Shelf Registration Statement, and to each Participating Broker-Dealer upon five Business Days' prior written or oral notice to the Company that it is participating in the Exchange Offer, but in no case prior to the Consummation of the Exchange Offer:

                   (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the Chief Executive Office, President or any Vice President and (z) a principal financial or accounting officer of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (l) and (m) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                   (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in paragraphs (d) and (e) of Section 7 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, the Purchasers' representatives and the Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                   (3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(g) of the Purchase Agreement, without exception;

              (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

              (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (x), if any.

         If at any time during, in the case of an Exchange Offer, the one-year period contemplated in the final two paragraphs of Section 3(c) hereof, or, in the case of a Shelf Registration, the two-year period contemplated in the final sentence of Section 4(a) hereof, the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantors shall so advise the Participating Broker-Dealers, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

              (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, Participating Broker Dealers and other underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders, Participating Broker-Dealers or other underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

              (xii) issue, upon the request of any Holder of Series A Securities covered by the Shelf Registration Statement, Series B Securities, having an aggregate principal amount equal to the aggregate principal amount of Series A Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Series A Securities held by such Holder shall be surrendered to the Company for cancellation;

              (xiii) cooperate with the selling Holders, Participating Broker-Dealers and other underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders, Participating Broker-Dealers or other underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such person;

              (xiv) use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

              (xv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

              (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustees under the Indentures with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

              (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Participating Broker-Dealer or other underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

              (xviii) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

              (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustees and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustees to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

              (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company and the Guarantors are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Securities or the managing underwriter(s), if any; and

              (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15(d) of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.         REGISTRATION EXPENSES

         (a) All expenses incident to the Company's or any Guarantor's performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company and the Guarantors will, in any event, bear their respective internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.         INDEMNIFICATION AND CONTRIBUTION

         (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder and each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Holders furnished in writing to the Company by or on behalf of the Holders expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) If any action, suit or proceeding shall be brought against the Holders or any person controlling the Holders in respect of which indemnity may be sought against the Company or any Guarantor, the Holders or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "INDEMNIFYING PARTIES"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Holders or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Holders or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Holders or such controlling person and the indemnifying parties and the Holders or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Holders or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Holders and controlling persons not having actual or potential differing interests with the Holders or among themselves, which firm shall be designated in writing by a majority of the Holders, and that all such fees and expenses shall be reimbursed on a monthly basis to the extent provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Holders, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and any person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Guarantors to the Holders set forth in paragraph (a) hereof, but only with respect to information relating to the Holders furnished in writing by or on behalf of the Holders expressly for use in any Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or any Guarantor, any of their respective directors or officers, or any such controlling person based on any Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, and in respect of which indemnity may be sought against the Holders pursuant to this paragraph (c), the Holders shall have the rights and duties given to the Company and the Guarantors by paragraph
(b)
above (except that if the Company and the Guarantors shall have assumed the defense thereof the Holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Holders' expense), and the Company and the Guarantors, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Holders by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Holders may otherwise have.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of the Series B Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total proceeds received by such Holder upon its sale of Transfer Restricted Securities which otherwise would give rise to the indemnification obligation. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above.

         The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 8, no Holder shall be required to contribute any amount in excess of the amount by which the total proceeds received by such Holder with respect to the sale of its Securities, giving rise to its obligations hereunder, exceeds the sum of (A) the amount paid by such Holders for such Securities, plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Holders or any person controlling the Holders, the Company, the Guarantors, their respective directors or officers or any person controlling the Company or any Guarantor,
(ii) acceptance of any Securities in the Exchange Offer or otherwise, and
(iii) any termination of this Agreement. A successor to a Holder or any person controlling a Holder, or to the Company, the Guarantors, their respective directors or officers or any person controlling the Company or any Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


SECTION 9.         RULE 144A

         The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.        PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.        SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected, subject to the consent of the Company, which consent shall not be unreasonably withheld, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.


SECTION 12.        MISCELLANEOUS

         (a) REMEDIES. The Company and the Guarantors agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to their respective securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantor's securities under any agreement in effect on the date hereof.

         (c) ADJUSTMENTS AFFECTING THE SECURITIES. The Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Securities or the Guarantees that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer (or registered in a Shelf Registration) and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer (or registered in such Shelf Registration) may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

              (ii)  if to the Company or any Guarantor:

                             Falcon Building Products, Inc.
                             Two North Riverside Plaza
                             Suite 1100
                             Chicago, IL 60606

                             Telecopier No.:  (312) 906-8402
                             Attention:  Gus Athas

                        With a copy to:

                             Gibson, Dunn & Crutcher, LLP
                             200 Park Avenue
                             New York, NY 10166-0193

                             Telecopier No.: (212) 351-4035
                             Attention:  Charles K. Marquis

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the applicable Trustee at the address specified in the applicable Indenture.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  FALCON BUILDING PRODUCTS, INC.


                                  By:   /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:


                                  HART & COOLEY, INC.


                                  By:   /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:


                                  MANSFIELD PLUMBING PRODUCTS, INC.


                                  By:   /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:


                                  DEVILBISS AIR POWER COMPANY


                                  By:   /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:


                                  SWC INDUSTRIES, INC.


                                  By:   /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:


                                  EX-CELL MANUFACTURING COMPANY, INC.


                                  By:  /s/ Gus J. Athas
                                        --------------------------------
                                       Name:
                                       Title:

SMITH BARNEY INC.
BT SECURITIES CORPORATION
CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  Smith Barney Inc.


     By:  /s/ Michael Klein
          --------------------------
         Name:   Michael Klein
         Title:  Managing Director


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